UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): January 1, 2014

CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)
11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Employment Agreement with Daniel Levitt, M.D., Ph.D.

On January 1, 2014, we entered into an employment agreement with Daniel Levitt, M.D., Ph.D., under which we agree to continue to employ Dr. Levitt as our Executive Vice President and Chief Medical Officer through December 31, 2014.  Under his employment agreement, Dr. Levitt is entitled to a base annual salary of $525,000.  We agree in his employment agreement to review Dr. Levitt’s base salary periodically, and may increase (but not decrease) it in our sole discretion.  Dr. Levitt also is eligible to receive a bonus of not less than $150,000.  In the event we terminate Dr. Levitt’s employment without “cause” (as defined in his employment agreement), we agree to pay him a lump-sum severance amount equal to one years’ base annual salary and minimum bonus under his employment agreement; provided that if the termination without cause occurs following a “change in control” (as defined in his employment agreement), then the severance amount will be equal to two years' base annual salary and minimum bonus.

On January 1, 2014, we also granted to Dr. Levitt 100,000 shares of CytRx Corporation restricted stock, of which 50,000 shares will vest on June 30, 2014, and the remaining 50,000 shares will vest over the subsequent six months, provided that Dr. Levitt remains employed by us on each such date.

Employment Agreement with John Y. Caloz

On January 1, 2014, we entered into an employment agreement with John Y. Caloz, under which we agree to continue to employ Mr. Caloz as our Chief Financial Officer through December 31, 2014. Under his employment agreement, Mr. Caloz is entitled to a base annual salary of $350,000.  We agree in his employment agreement to review Mr. Caloz’s base salary periodically, and may increase (but not decrease) it in our sole discretion. Mr. Caloz also is eligible to receive a bonus as determined by us in our sole discretion.  In the event we terminate Mr. Caloz’s employment without “cause” (as defined in his employment agreement), we agree to pay him a lump-sum severance amount equal to six months’ base annual salary under his employment agreement; provided that if the termination without cause occurs following a “change in control” (as defined in his employment agreement), then the severance amount will be equal to one year’s base annual salary.

Employment Agreement with Benjamin S. Levin

On January 1, 2014, we entered into an employment agreement with Benjamin S. Levin, our Senior Vice President, General Counsel and Secretary, under which we agree to continue Mr. Levin’s employment in that capacity through December 31, 2014.  Under his employment agreement, Mr. Levin is entitled to a base annual salary of $350,000.  We agree in his employment agreement to review Mr. Levin’s base salary periodically, and may increase (but not decrease) it in our sole discretion.  Mr. Levin also is eligible to receive a bonus as determined by us in our sole discretion.  In the event we terminate Mr. Levin’s employment without “cause” (as defined in his employment agreement), we agree to pay him a lump-sum severance amount equal to six months’ base annual salary under his employment agreement; provided that if the termination without cause occurs following a “change in control” (as defined in his employment agreement), then the severance amount will be equal to one year’s base annual salary.

Employment Agreement with Scott Wieland

On January 1, 2014, we entered into an employment agreement with Scott Wieland, under which we agree to employ Mr. Wieland as our Senior Vice President – Drug Development, through December 31, 2014.  Under his employment agreement, Mr. Wieland is entitled to a base annual salary of $350,000.  We agree in his employment agreement to review Mr. Wieland’s base salary periodically, and may increase (but not decrease) it in our sole discretion.  Mr. Wieland also is eligible to receive a bonus as determined by us in our sole discretion.  In the event we terminate Mr. Wieland’s employment without “cause” (as defined in his employment agreement), we agree to pay him a lump-sum severance amount equal to six months’ base annual salary under his employment agreement; provided that if the termination without cause occurs following a “change in control” (as defined in his employment agreement), then the severance amount will be equal to one year’s base annual salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION

Dated: January 6, 2014	By:	/s/ John Y. Caloz
Name: John Y. Caloz
Title: Chief Financial Officer